KLJ
& Associates, LLP
CERTIFIED PUBLIC ACCOUNTANTS


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 14, 2015 relating to the financial statements which appear in Innovative Product Opportunities Inc.'s Annual Report on Form 10-K for the year ended December 31, 2014.



/s/ KLJ & Associates, LLP
St. Louis Park, MN

May 4, 2015




1660 Highway 100 South
Suite 500
St Louis Park, MN 55416
630.277.2330